UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2011

Nationstar Mortgage LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	333-171370	75-2921540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Highland Drive Lewisville, Texas	75067
(Address of principal executive offices)	(Zip code)

(469) 549-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On December 5, 2011, Nationstar Mortgage LLC, a Delaware limited liability company (“Nationstar”), entered into a servicing rights sale and issuer transfer agreement (the “Servicing Rights Sale and Issuer Transfer Agreement”) with Bank of America, National Association (“Bank of America”). Under the Servicing Rights Sale and Issuer Transfer Agreement, Nationstar agreed to purchase certain servicing rights relating to reverse mortgage loans with an aggregate unpaid principal balance of approximately $18.0 billion and assume certain liabilities associated with such servicing rights for an aggregate purchase price of approximately $25 million, subject to purchase price adjustments. The transaction is expected to close on December 22, 2011, subject to the satisfaction of certain conditions and receipt of specified third-party approvals. The transfer of servicing for the loans subject to the Servicing Rights Sale and Issuer Transfer Agreement is expected to occur in stages beginning in the second quarter of 2012 and continuing through the balance of 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nationstar Mortgage LLC

Date: December 9, 2011	By:	/s/ Jay Bray
Jay Bray
Chief Executive Officer, President and Chief
Financial Officer